As filed with the Securities and Exchange Commission on January 23, 2004

Registration No. 333-55300

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KVH Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	05-0420589 (I.R.S. employer identification number)
50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin A. Kits van Heyningen
President and Chief Executive Officer
KVH Industries, Inc.
50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam Sonnenschein, Esq.
John D. Hancock, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Facsimile: (617) 832-7000

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     We registered 890,000 shares of our common stock under this registration statement for resale by the stockholders named in the registration statement. We hereby remove from registration all of the shares of common stock registered under this registration statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middletown, Rhode Island, on January 23, 2004.

KVH Industries, Inc.

By:	/s/ Patrick J. Spratt

Patrick J. Spratt Chief Accounting and Financial Officer

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